UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

iMine Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

488 NE 18th Street, #2307

Miami, FL 33132

Phone: (786) 553-4006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement & Amendments

On October 4, 2022, RAC Real Estate Acquisition Corp., a wholly owned subsidiary of iMine Corp., (“RAC”) entered into a Limited Liability Company Agreement dated effective October 4, 2022, (the “Agreement”) with, Fixed Pads Holdings, LLC, a South Carolina limited liability company (“Fix Pads”).

As a result of the Agreement, RAC and Fix Pads formed a limited liability company called RAC FIXPADS II, LLC (the “LLC”) incorporated in the state of Delaware. The LLC will continue until terminated pursuant to the Agreement or as provided for under the laws of Delaware. The purpose of the LLC is to purchase, finance, collateralize, improve, rehabilitate, market, sell or lease property, as well as to carry on any lawful business, purpose or activity, except as prohibited by law. The LLC has two members RAC and Fix Pads, both providing an initial contribution to the LLC of $1,000 in exchange for a 50% membership interest represented by an issuance of 1,000 Units of the LLC to each party. Each member is entitled to 1 vote per member. The LLC is managed by a manager, Fix Pads.

The Agreement provides that additional capital contributions of the members will be made to the LLC as follows: (i) Fix Pads will transfer and assign all rights to and incidents of ownership for 60 residential properties it has title, or will have title, to the LLC, as set forth in the Agreement; and (ii) RAC will make additional cash contributions to the capital of the LLC, up to a maximum of $5,214,000, on such dates and in such amounts as requested by the LLC, in the manner set forth in the Agreement.

Under the Agreement profits and losses are allocated by the LLC to the members based on initial cash contributions of the members, the value of the properties contributed by Fix Pads and the additional cash contributions by RAC. Distributions to the members under the Agreement will be made as follows: (i) from the sale of each property by the LLC, the LLC shall distribute $13,000 of the net sale proceeds to RAC and distribute and additional amount to RAC equal to the average RAC additional cash capital contribution per property, the balance net proceeds will be distributed to Fix Pads; (ii) for any property that is leased by the LLC, RAC will have the option to buy such property from the LLC and for any such property that is not bought by RAC, any net rental income will be retained by the LLC and distributed to the members based on (a) further written agreement of the members or (b) if the members are unable to agree then on such terms as provided in the Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Limited Liability Company Agreement of RAC FIXPADS II, LLC dated effective October 4, 2022

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMine Corporation

By	/s/ Yolanda Goodell	October 7, 2022
	Yolanda Goodell	Date
Its: Vice President

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